EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Ariel Way, Inc. for the quarterly period ended December 31, 2006 (the “Form 10-QSB”), that the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc.   for the period covered by the Form 10-QSB.

February 18, 2008	By:	/s/ Arne Dunhem
Arne Dunhem
Chief Executive Officer

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Ariel Way, Inc. for the quarterly period ended December 31, 2006 (the “Form 10-QSB”), that the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc. for the period covered by the Form 10-QSB.

February 18, 2008	By:	/s/ Arne Dunhem
Arne Dunhem
Acting Chief Financial Officer, Acting Chief Accounting Officer